UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

Not Applicable

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On December 17, 2013, Walter Investment Management Corp. (the “Company”) issued $575.0 million aggregate principal amount of its 7.875% Senior Notes due 2021 (the “Notes”). The Notes will mature on December 15, 2021. Interest on the Notes will accrue from December 17, 2013 and will be payable on June 15 and December 15 of each year, commencing on June 15, 2014. The Notes are guaranteed on an unsecured senior basis by each of the Company’s current and future wholly-owned domestic subsidiaries that guarantees its obligations under the Company’s new secured credit facilities (the “Guarantors”). The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 17, 2013, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

The Indenture contains restrictive covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends on or redeem or repurchase the Company’s capital stock, make certain types of investments, create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries, incur certain liens, sell or otherwise dispose of certain assets, enter into transactions with affiliates, enter into sale and leaseback transactions, and consolidate or merge with or into, or sell all or substantially all of the Company’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Indenture also contains customary events of default, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

On or prior to December 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date. Prior to December 15, 2016, the Company may redeem some or all of the Notes at a make-whole premium plus accrued and unpaid interest, if any, to the redemption date. On or after December 15, 2016, the Company may on any one or more occasions redeem some or all of the Notes at a purchase price equal to 105.906% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, such optional redemption prices decreasing to 103.938% on or after December 15, 2017, 101.969% on or after December 15, 2018 and 100.000% on or after December 15, 2019. If a change of control occurs, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date.

Registration Rights Agreement

On December 17, 2013, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Guarantors and Barclays Capital Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”). Under the Registration Rights Agreement, the Company and the Guarantors agreed to use their commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act so as to allow holders of the Notes to exchange their Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with identical terms, except that the Exchange Notes will not be subject to certain restrictions on transfer or to any increase in annual interest rate. If the exchange offer is not completed on or before the date that is 365 days after December 17, 2013, the Company will be required to pay additional interest to the holders of the Notes.

Certain of the Initial Purchasers and their affiliates have provided in the past to the Company and its affiliates, and may provide from time to time in the future, various financial advisory and/or derivatives, commercial banking, investment banking and other commercial transactions and services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and an affiliate of Morgan Stanley & Co. LLC act as joint lead arrangers and joint bookrunners under the Company’s existing secured credit agreement. An affiliate of Credit Suisse Securities (USA) LLC serves as administrative and collateral agent thereunder, and an affiliate of Morgan Stanley & Co. LLC serves as a syndication agent thereunder. In addition, affiliates of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. are co-documentation agents under the Company’s existing secured credit agreement. Certain of the Initial Purchasers and their affiliates are also parties to and lenders under the Company’s existing secured credit agreement. In addition, certain of the Initial Purchasers or their affiliates will be agents and lenders under the Company’s new secured credit agreement.

Affiliates of Barclays Capital Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and RBS Securities Inc. are buyers pursuant to certain of the Company’s Master Repurchase Agreements and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is also party to a sub-servicing arrangement with the Company pursuant to which the Company sub-services loans for such affiliate. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as financial advisor to UFG Holdings LLC in connection with its acquisition of 100% of the membership interests of Urban Financial of America, LLC, formerly Urban Financial Group, Inc. from a subsidiary of KCG Holdings, Inc. In addition, the pipeline of opportunities or potential opportunities in the market for products within the Company’s strategic profile that the Company has identified as targets to add to its servicing portfolio may include mortgage servicing rights, platforms, other businesses or assets offered by certain of the Initial Purchasers and their affiliates from time to time.

The foregoing descriptions of the Indenture and the Registration Rights Agreement are summaries of, and do not purport to be complete descriptions of, the terms, conditions and covenants of the Indenture and the Registration Rights Agreement. Such descriptions are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The Indenture contains a covenant which limits the ability of the Company and its restricted subsidiaries to make certain payments (“Restricted Payments”), which include, among other things, the payment of dividends on its capital stock and the redemption, repurchase or retirement of its capital stock or subordinated debt. According to the Indenture, Restricted Payments may not be made if at the time such Restricted Payment is made and after giving effect thereto: (1) a default (as defined in the Indenture) has occurred and is continuing, (2) the Company would not be permitted to incur certain other indebtedness as described in the Indenture or (3) the aggregate amount of such Restricted Payment would exceed an amount equal to a formula set out in the Indenture which is based on the Company’s net income and cash flow at the time of the Restricted Payment. The Company is also allowed to make Restricted Payments pursuant to certain enumerated exceptions and baskets.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 17, 2013, among the Company, the Guarantors and Wells Fargo Bank, National Association as trustee (including form of 7.875% Senior Note due 2021).

10.1	Registration Rights Agreement, dated as of December 17, 2013, among the Company, the Guarantors and Barclays Capital Inc., as representative of the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: December 18, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Senior Vice President – Administration, Chief Human Resources Officer and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of December 17, 2013, among the Company, the Guarantors and Wells Fargo Bank, National Association as trustee (including form of 7.875% Senior Note due 2021).

10.1	Registration Rights Agreement, dated as of December 17, 2013, among the Company, the Guarantors and Barclays Capital Inc., as representative of the initial purchasers named therein.

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